Exhibit 99.1

Granite Provides Update on Form 10-K Filing

WATSONVILLE, Calif. (March 17, 2020) - Granite Construction Incorporated (NYSE: GVA) today provides an update regarding its Form 10-K for the fiscal year ended December 31, 2019 (the “Form 10-K”).

As reported by Granite in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2020, the Company was unable to file its Form 10-K within the prescribed time period without unreasonable effort or expense due to Granite’s Audit/Compliance Committee investigation, assisted by independent counsel, of prior-period reporting for the Heavy Civil Operating Group. The extension period provided under Rule 12b-25 expired on March 17, 2020. In the Company’s Form 12b-25 it disclosed that, while there could be no assurances, the Company was working to file its Annual Report on Form 10-K by March 17, 2020, however, the investigation has not yet concluded and the Company requires additional time to complete its financial statements.

Once the investigation has concluded, the Company will work diligently to complete its financial statements in order to be able to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 with the SEC as soon as possible.

Due to the delayed filing of the Form 10-K, the Company expects to receive a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual.  Under the NYSE’s rules, the Company will have six months from March 17, 2020 to file the Form 10-K with the SEC. The Company can regain compliance with the NYSE continued listing requirements at any time before that date by filing the Form 10-K with the SEC. If the Company fails to file the Form 10-K before the NYSE’s six-month compliance deadline, the NYSE may grant, at its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances.

About Granite

Granite is America’s Infrastructure Company™. Incorporated since 1922, Granite (NYSE:GVA) is one of the largest diversified construction and construction materials companies in the United States as well as a full-suite provider in the transportation, water infrastructure and mineral exploration markets. Granite’s Code of Conduct and strong Core Values guide the Company and its employees to uphold the highest ethical standards. In addition to being one of the World’s Most Ethical Companies for eleven consecutive years, Granite is an industry leader in safety and an award-winning firm in quality and sustainability. For more information, visit graniteconstruction.com, and connect with Granite on LinkedIn, Twitter, Facebook and Instagram.

Forward-looking Statements

Any statements contained in this news release that are not based on historical facts, including statements regarding future events, occurrences, circumstances, activities, performance, growth, demand, strategic plans, outcomes, outlook, guidance, backlog, Committed and Awarded Projects (CAP), and results, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “future,” “outlook,” “assumes,” “believes,” “expects,” “estimates,” “preliminary,” “anticipates,” “intends,” “plans,” “appears,” “may,” “will,” “should,” “could,” “would,” “continue,” and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are estimates reflecting the best judgment of senior management and reflect our current expectations regarding future events, occurrences, circumstances, activities, performance, growth, demand, strategic plans, outcomes, outlook, guidance, backlog, CAP, and results. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, the results of the ongoing Audit/Compliance Committee investigation, as well as those described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Due to the inherent risks and uncertainties associated with our forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this news release and, except as required by law; we undertake no obligation to revise or update any forward-looking statements for any reason.

Contacts:

Investors

Lisa Curtis, 831-728-7532

Or

Media

Erin Kuhlman, 831-768-4111

Source: Granite Construction Incorporated